Exhibit 10.1
AMENDMENT TO LEASE
THIS AMENDMENT TO LEASE (this “Amendment”) is made and entered into effective as of April 28, 2009 (the “Effective Date”), by and between SUMO HOLDINGS SAN JOSE, LLC, a California limited liability company (“Lessor”) and AMERICAN REPROGRAPHICS COMPANY, L.L.C., a California limited liability company (“Lessee”).
RECITALS
A.	On or about February 1, 1999, Lessor and Lessee entered into a Lease Agreement relating to that certain real property commonly known as 835 West Julian Street, San Jose, California 95126 (the “Lease”).
B.	The Lessor and Lessee desire to amend the Lease, effective as of the Effective Date, in order to extend the term of the Lease on the terms set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and of the covenants set forth below, the parties hereto agree as follows:
1.	As of the Effective Date, Paragraph 1.3 of the Lease is amended to read as follows:
1.3 Term: 5 years and 0 months (“Extended Term”) commencing February 1, 2009 and ending January 31, 2014 (“Extended Expiration Date”).
2.	All other terms and conditions of the Lease shall remain in full force and effect except as expressly modified by this Amendment.
3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the parties, having read and considered the above provisions, indicate their agreement by their authorized signatures below:

LESSOR:		LESSEE:

SUMO HOLDINGS SAN JOSE, LLC, a		AMERICAN REPROGRAPHICS COMPANY, L.L.C., a
California limited liability company		California limited liability company

By:	/s/ Kumarakulasingam Suriyakumar Name: Kumarakulasingam Suriyakumar	By:	/s/ Jonathan R. Mather Name: Jonathan R. Mather
	Its: Managing Director		Its: Chief Financial Officer